EXHIBIT 10.9

                      EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into effective as of the 22 day of February, 2000 (the "Effective Date") between Stage Stores, Inc., a Delaware corporation (the "Company"), and John J. Wiesner, an individual (the "Executive").

     WHEREAS, the Executive presently serves as a Director of the Company and has extensive experience in the retail clothing industry and previously served as the Chairman and Chief Executive Officer of C.R. Anthony Company, an Oklahoma corporation which was acquired by the Company and merged into Specialty Retailers, Inc., a subsidiary of the Company; and

     WHEREAS,  the  position  of  Chief  Executive  Officer   and
President is presently vacant within the Company; and

     WHEREAS, the Company's Board of Directors has determined that it is appropriate and in the best interests of the Company to hire the Executive on the terms and conditions set forth in this Agreement to perform the duties of the Chief Executive Officer of the Company on a temporary basis while the Board conducts a search for a new Chief Executive Officer for the Company; and

     WHEREAS,  the  Executive is willing to serve  as  the  Chief
Executive Officer on the terms and conditions set forth in this Agreement.

     NOW,  THEREFORE, in consideration of the promises and mutual
agreements   herein  contained  and  other  good   and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.    Definitions.   For  purposes of  this  Agreement,  the
following capitalized terms shall have the following meanings:

          (a) "Accelerated Severance Payment" shall have the meaning ascribed to such term in Section 7 below.

          (b)  "Death" shall mean the death of the Executive.

          (c) "Disability" shall have the same meaning as is then applicable under the Company's welfare benefit plan governing long term disability income payments. If no such plan is in effect at the time of any determination of Disability, then Disability shall mean the Executive's absence as a result of physical or mental illness from his duties with the Company on a full-time basis for three (3) months.

          (d) "Executive Benefits" shall have the meaning ascribed to such term in Section 4 below.

          (e) "Health Benefits" shall mean any policy, plan or program available to executive officers of the Company which: (i) provides insurance or indemnity against or reimbursement for expenses or loss of income incurred as a result of or arising out of any accident, sickness, illness, disability or other change in the physical, emotional or mental well being of the executive officer or members of the executive officer's immediate family; or (ii) constitutes, contains or provides life insurance or any other similar benefit for the benefit of the executive officer or members of the executive officer's immediate family.

          (f) "Guaranteed Term" shall mean that period of time commencing on the Effective Date and concluding on the date which is six (6) months after the Effective Date or the effective date of a Termination Notice voluntarily submitted by Executive to the Company, whichever is earlier. The Guaranteed Term shall not be shortened by termination of the Executive's employment by the Company or by Death, Disability or any other reason.

          (g) "Option" shall have the meaning ascribed to such term in Section 6 below.

          (h) "Salary" shall have the meaning ascribed to such term in Section 3 below.

          (i) "Termination Notice" shall have the meaning ascribed to such term in Section 2 below.

    2. Term of Executive's Employment. Executive's employment with the Company shall commence as of the Effective Date and, unless earlier terminated in accordance with the terms and provisions of Section 9 below, shall be terminable at will by either party upon thirty (30) days advance, written notice served upon the other party at any time (a "Termination Notice"). During the term of Executive's employment with the Company, Executive shall have the title, perform the duties, and have the rights and benefits which are usual and customary of the Chairman of the Board, Chief Executive Officer and President of the
Company. Upon termination of Executive's employment with the Company, executive shall retain the title, perform the duties and have the rights and benefits which are usual and customary of the Chairman of the Board of the Company until his successor in such position is duly elected and qualified. Executive shall devote such time and attention to the performance of such duties on behalf of the Company as he deems reasonable or necessary in the exercise of his reasonable business judgment. Executive may perform such duties from such places as he deems appropriate in the exercise of his reasonable business judgment. The Company recognizes and understands that Executive has other business activities and commitments which are unrelated to the Company and agrees that nothing in this Agreement shall prevent or prohibit Executive from conducting such activities or fulfilling such commitments. As an inducement to Executive to enter into this Agreement, the Company has agreed to provide certain rights and benefits to Executive which, in accordance with the terms and conditions set forth in this Agreement, may extend beyond the term of Executive's employment with the Company. Therefore, except as expressly provided by the terms and provisions of this Agreement, the terms and provisions of this Agreement shall survive the termination of Executive's employment with the Company. The phrase "Guaranteed Term" is used in this Agreement to denote the term or duration of certain rights and benefits extended to Executive and shall not be construed as a guarantee of any certain minimum term of employment with the Company.

     3. Executive Compensation. During the Guaranteed Term and for such period of time thereafter in which the Executive remains employed by the Company, the Company shall pay Executive the sum of Fifty Thousand Dollars ($50,000) per month payable in equal semi-monthly installments, and prorated at the same rate for any fractional periods thereof ("Salary").

     4. Executive Benefits. During the Guaranteed Term and for such period of time thereafter in which the Executive remains employed by the Company:
     (i) Executive shall be entitled to participate in any retirement plan or arrangement and any insurance or other welfare benefit plan, program or arrangement made generally available to the executive officers of the
          Company  and on a basis reasonable in relation  to  the
          basis on which the other executive officers of the Company are eligible to participate; and
     (ii) Company shall make one hundred percent (100%) of the premium or contribution payments necessary to maintain the right of the Executive and his spouse to receive Health Benefits; and
     (iii) Company shall reimburse Executive for all expenses incurred by Executive in the performance of his duties as Chairman of the Board or Chief Executive Officer of the Company. In light of the contemplated temporary term of Executive's employment as Chief Executive Officer, such expenses shall include but not limited to airfare and any rental or leasing expense of automobiles or housing incurred by Executive for use when Executive travels on behalf of the Company to any point more than forty-five (45) miles away from Executive's primary residence in Oklahoma City, Oklahoma.
In the event Executive remains employed by the Company after the Guaranteed Term, in addition to the benefits described in Sections 4(a) and 4(b), the Company also shall establish performance goals, target bonuses and other incentive awards for Executive that are reasonable in relation to the performance goals, bonuses and awards established for the Company's other executive officers. The benefits and payments provided for in this Section 4 are collectively referred to in this Agreement as the "Executive Benefits".

     5.   Continuation of Health Benefits.
          (a) Health Benefits for Executive. Following the termination of Executive's employment with the Company for any reason whatsoever, including without limitation Disability, Company shall continue to make one hundred percent (100%) of the premium or contribution payments necessary to maintain the right of Executive to receive the Health Benefits until Executive's 65th birthday or Death, whichever is the earlier to occur.
          (b) Health Benefits for Executive's Spouse. Following the termination of Executive's employment with the Company for any reason whatsoever, including without limitation Death or Disability, Company shall continue to make one hundred percent (100%) of the premium or contribution payments necessary to maintain the right of Executive's spouse to receive the Health Benefits until her 65th birthday or her death, whichever is the earlier to occur.

     6. Stock Options. Upon Executive's execution and delivery of this Agreement to the Company, Company shall execute and deliver to the Executive a Stock Option Agreement dated as of the Effective Date in the form attached hereto as Exhibit "A" (the "Option").

     7. Acceleration of Severance Benefits. Upon Executive's execution and delivery of this Agreement to the Company, Company shall pay to Executive the sum of Eighty-Seven Thousand Five Hundred Dollars ($87,500) in immediately available funds (the "Accelerated Severance Payment"). Executive agrees that upon Executive's receipt of the Accelerated Severance Payment, that certain Amended Severance Agreement between Executive and the Company dated April 7, 1997, a copy of which is attached hereto as Exhibit "B" shall be deemed terminated and all of the obligations of the Company under such Amended Severance Agreement shall be deemed fully performed and discharged.

     8. Immediate Vesting. The following rights shall be fully earned and vested as of the Effective Date and may not be rescinded, canceled or terminated for any reason and shall survive any termination of Executive's employment with the
Company:
     (i) the right of Executive to receive the Salary during the Guaranteed Term and for such period of time thereafter in which the Executive remains employed by the Company; and
     (ii) the  right  of  the Executive to receive the  Executive
          Benefits; and
     (iii)      the right of the Executive to receive the Option;
          and
     (iv) the  right  of  the  Executive to  receive  Accelerated
          Severance Payment.
Provided further, to the extent allowable under the terms of the plans, programs or policies by or under which the Executive Benefits are provided, termination of the Executive's employment with the Company shall not result in a forfeiture of the right to receive payment of any bonus, payment or contribution which, but for the termination of Executive's employment would have been made to or on behalf of Executive within one (1) year after the termination of the Executive's employment.

     9. Effect of Death or Disability. Executive's employment with the Company shall terminate automatically and immediately upon Death and may be terminated on thirty (30) days advance written notice to the Executive following a determination of Disability provided that within thirty (30) days after written notice is given to the Executive, the Executive shall not have returned to the full-time performance of the Executive's duties with the Company. Provided, however, that Company shall continue to obligated to make any payments and provide any benefits which were vested in accordance with the terms of Section 8 of this Agreement or otherwise at the time of Death or Disability. In the event of Death, any payments which would have been made to or on behalf of Executive but for Death, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or if there be no such designee to the Executive's estate. In the event of Disability any payments which would have been to or on behalf of Executive but for such Disability, shall be paid to Executive or his guardian or personal representative as the case may be. Any payments or contributions necessary to maintain the right of Executive, if living, and Executive's spouse, if living, to receive the Health Benefits in accordance with the provisions of Section 5 above shall be made directly to the plan, trust, fund or insurance company or other entity as may be necessary.

     10. Representations and Warranties by the Company. Company and the person who signs this Agreement on behalf of the Company each represent and warrant to Executive that the person who signs this Agreement on behalf of the Company has the actual power and authority to bind Company to each of the covenants and obligations contained in this Agreement. Company further represents and warrants that it has the actual power and authority to enter into and perform each of the covenants and obligations contained in this Agreement and has obtained any necessary resolutions of the Company's Board of Directors or Stockholders to enter into and perform each of the obligations of the Company arising under this Agreement and the agreements and other documents delivered to Executive in connection with this Agreement, including but not limited to the Option.

     11. Successor to the Company. Company shall cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

     12. Assignability. Neither this Agreement nor any rights of the Executive hereunder shall be assignable or transferable by the Executive; provided, however, this Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     13. Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, as follows:
          If to the Company:
               Stage Stores, Inc.
               10201 Main Street
               Houston, Texas 77002
          If to the Executive:
               John J. Wiesner
               6349 Harden Drive
               Oklahoma City, Oklahoma 73118
or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     14. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and the Company. No waiver by either party hereto at any time of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements relating hereto, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of State of Oklahoma. The invalidity, or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Company represents and warrants that it has the right and authority to enter into this Agreement and to grant the rights and render the performances contemplated hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

     "COMPANY"                   STAGE STORES, INC.,
                                 a Delaware corporation



                                 By: /s/ James A. Marcum
     "EXECUTIVE"


                                 By: /s/ John J. Wiesner
                                 John    J.    Wiesner,     an
                                 individual


EXHIBIT "A"
                       STAGE STORES, INC.
                     STOCK OPTION AGREEMENT
     This STOCK OPTION AGREEMENT is made this 22 day of February, 2000 (the "Grant Date"), by and between Stage Stores, Inc., a Delaware corporation (the "Company"), and John J. Wiesner, (the "Optionee"), as an employee of the Company.
     The  Board,  or  the Compensation Committee  as  defined  in
Section 2 of the Stage Stores, Inc. Amended and Restated 1996 Equity Incentive Plan (the "Plan"), has determined that Optionee is a key employee of the Company, and that the objectives of the Plan will be furthered by the grant of the "Option" (defined below) pursuant to this Agreement. Capitalized terms defined in the Plan and not otherwise defined herein shall have the meaning given such terms in the Plan.
     In consideration of the foregoing and of the mutual undertakings set forth in this Stock Option Agreement, the Company and Optionee agrees as follows:
SECTION 1.     Grant of Option.
     1.1 The Company hereby affirms the grant to Optionee of an option (the "Option") to purchase Two Hundred Thousand (200,000) shares of Common Stock, par value $0.01 per share ("Common Stock") of the Company, at a purchase price of which shall be equal to the closing price of the Common Stock of the Company on the Grant Date, as such price is reported by the Wall Street Journal (Southwest Edition).
     1.2 The Option granted hereunder shall be a "nonqualified" stock option, and is not an "incentive stock option" within the meaning of Section 422 of the Code, subject to Section 83 of the Code.
SECTION 2.     Exercisability Vesting.
      2.1 As of the date hereof, one hundred percent (100%) of the Option is vested.
     2.2 Unless terminated earlier in accordance with the terms of the Plan, the Option will terminate 10 years after the date of this Agreement (the "Option Expiration Date"). In the event the expiration dated described in
          Section 5(d)(i) of the Plan is amended, the Option Expiration Date of this Agreement shall be
          automatically  amended  to  be  consistent  with   such
          amended date.
     2.3 The Stock Option shall be exercisable in whole or in part, in one or more transactions, in accordance with the terms and conditions of this Agreement and the
          Plan, and the time within which this Option may be exercised shall expire on the Option Expiration Date, unless terminated earlier in accordance with the terms of the Plan.
     2.4 Within twelve (12) months after the date on which Optionee ceases to be an employee of the Company, the Company shall convene a meeting of the Compensation Committee to consider extending the period in which Optionee may exercise the Option in accordance with
          Section 5(d)(iii)(C) of the Plan.
SECTION 3 Method of Exercise.
     3.1 The Option or any part thereof may be exercised only by giving written notice to the Company, which notice shall: (i) state the election to exercise the Option and the number of whole shares of Common Stock with respect to which the Option is being exercised; and
          (ii) include payment in full of the purchase price or written notice of such payment form and terms for the shares being acquired pursuant to such exercise in accordance with Section 3.2.
     3.2 Unless the Compensation Committee agrees to another payment form or other terms in accordance with Section 5(d)(iii) of the Plan, payment of the purchase price shall be made by a check made payable to the Company. In any event, the check, or written notice describing another payment form or other terms agreed to by the Compensation Committee, shall be included in the written exercise notice as required under Section 3.1. As soon as practicable after the Company has received payment of the purchase price or the Compensation Committee has agreed to such other payment form or terms, the Company shall have delivered to Optionee a certificate for the shares of Common Stock acquired pursuant to the Option.

SECTION 4 Nonassignability.
          No right granted to Optionee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntary or involuntary), other than by will or by the laws of descent and distribution. All rights granted to the Option under the Plan or this Agreement shall be exercisable only by Optionee or his estate, heirs or personal representatives.
SECTION 5.     Right of Discharge Reserved.
          Nothing in the Plan or this Agreement shall confer upon Optionee any right to continue in the employ or service of the Company or affect any right which the Company may have to terminate the employment or services of Optionee.
SECTION 6.     Plan Provisions to Prevail.
          This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof. In the event there is any inconsistency between the provisions if thus Agreement and the Plan, the provisions of the Plan shall govern.
SECTION 7.     Optionee's Agreements and Acknowledgements.
          By entering into this Agreement, Optionee agrees and acknowledges that (a) he has received and read a copy of the Plan and accepts this Option subject to the terms and provisions of the Plan, and (b) that no member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder. As a condition to the issuance of shares of Common Stock under this Option, Optionee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company under federal, state or local law as a result of his exercise of this Option.

SECTION 8.     Notices.

          Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Controller of the Company at 10201 Main Street, Houston, Texas 77025, or at such other address as the Company may hereinafter designate to Optionee by notice as provided herein. Any notice to be given to Optionee shall be given at the address set forth below, or at such other address as Optionee may hereinafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive them.

               To Optionee:   John J. Wiesner
                              6349 Harden Drive
                              Oklahoma City, Oklahoma 73118

SECTION 9.     Successors and Assigns.

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 4, the heirs and personal representatives of Optionee.

SECTION 10.    Governing Law.

          This Agreement shall be construed in accordance with and governed by applicable federal law and to the extent otherwise applicable, the laws of the State of Delaware.

SECTION  11.   Entire Agreement.

          This Agreement hereby supersedes all prior agreements, either written or oral, between Optionee and the Company with respect to any grant of the Option by the Company to Optionee.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

     "COMPANY"                STAGE STORES, INC.

                              By:
                                   James Marcum,
                                   Vice Chairman, Chief Financial Officer


     "OPTIONEE"                    By:
                                   JOHN J. WIESNER


381572.2/SCG/31035-001


                           EXHIBIT "B"

            Amended Severance Agreement between Stage
          Stores, Inc. and John J. Wiesner dated April
                             7, 1997


                   AMENDED SEVERANCE AGREEMENT

     This Amended Severance Agreement ("Agreement") is entered into as of the 7th day of April, 1997 and effective as of the "Closing Date" (defined below), between Stage Stores, Inc., a Delaware corporation (the "Company"), and John J. Wiesner (the "Executive").

     WHEREAS, the Company's Board of Directors has determined that it is appropriate and in the best interests of the Company to retain certain members of the Executive Management Team of C.R. Anthony Company, including the Executive, as employees of the Company following the Closing Date;

     WHEREAS, the Company's Board of Directors has determined that it is appropriate and in the best interest of the Company to offer the Amended Severance Payment (defined below) to the Executive as an inducement to encourage Executive to cancel and forfeit any rights that the Executive may have under that certain Executive Severance Compensation Agreement between C.R. Anthony Company and Executive dated April 1, 1995 (the "Anthony's Severance Rights"); and

     WHEREAS, the Executive has agreed to waive and forfeit the Anthony's Severance Rights in exchange for the payment of the Amended Severance Payment on the terms set forth in this Agreement.

     NOW,  THEREFORE, in consideration of the promises and mutual
agreements   herein  contained  and  other  good   and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.    Definitions.   For  purposes of  this  Agreement,  the
following capitalized terms shall have the following meanings:

          (a) "Closing Date" shall have the meaning ascribed to such term in Section 2(d)(i) of that certain Agreement and Plan of Merger between Stage Stores, Inc. and C.R. Anthony
     Company dated March 5, 1997.

          (b)  "Death" shall mean the death of the Executive.

          (c) "Disability" shall have the same meaning as is then applicable under the Company's welfare benefit plan governing long term disability income payments. If no such plan is in effect at the time of any determination of Disability, then Disability shall mean the Executive's absence as a result of physical or mental illness from his duties with the Company on a full-time basis for three (3) months.

          (d) "Amended Severance Payment" shall have the meaning ascribed to such term in Section 3 below.

     2. Waiver of Severance Rights. Executive waives and relinquishes any rights under that certain Executive Severance Compensation Agreement between C.R. Anthony Company and Executive dated April 1, 1995. Executive further agrees to execute any documents necessary to evidence the cancellation or termination of such agreement or the waiver or relinquishment of Executive's rights thereunder as Company may reasonably request.

     3.   Amended Severance Payment.  Company shall pay Executive
One  Million  One  Hundred Thirty-Eight  Thousand  Three  Hundred
Thirty-Three and No/100s Dollars ($1,138,333) as follows:

          (a)   Four  Hundred Sixty-Three Thousand Three  Hundred
     Thirty-Three and No/100s Dollars ($463,333) in good funds on January 5, 1998; and

          (b) Six Hundred Seventy-Five Thousand and No/100s Dollars ($675,000) in twenty-seven (27) equal installments of Twenty Five Thousand and No/100s Dollars ($25,000) per month payable in good funds on the 5th calendar day of each month beginning February 5, 1998.

The payments provided for in this Section 3 are collectively referred to herein as the "Amended Severance Payment".

     4.    Immediate  Vesting.  The right  of  the  Executive  to
receive  the Amended Severance Payment shall immediately vest  as
of   the  Closing  Date  and  may  not  be  rescinded,  canceled, terminated or forfeited for any reason.

     5. Effect of Death or Disability. Neither Death nor Disability shall affect the right of the Executive to receive the Amended Severance Payment. In the event of Death, any payments which would have been made to Executive but for Death, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or if there be no such designee to the Executive's estate. In the event of Disability any payments which would have been to Executive but for such Disability, shall be paid to Executive or his guardian or personal representative as the case may be.

     6. Successor to the Company. Company shall cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

     7.     Assignability.   Executive's  right  to  receive  the
Amended   Severance  Payment  shall  be  freely   assignable   by
Executive.

     8. Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, as follows:

               If to the Company:

               Stage Stores, Inc.
               10201 Main Street
               Houston, Texas 77002

               If by mail or delivery to the Executive:

               John J. Wiesner
               6349 Harden Drive
               Oklahoma City, Oklahoma 73118

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     9. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and the Company. No waiver by either party hereto at any time of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements relating hereto, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of State of Oklahoma. The invalidity, or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
     "COMPANY"                   STAGE STORES, INC.,
                                 a Delaware corporation



                                 By: /s/ Carl E. Tooker
                                   Carl E. Tooker, President
                                   and Chief Executive Officer

     "EXECUTIVE"


                                 By:/s/ John J. Wiesner
                                   John J. Wiesner